Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Alpine 4 Technologies Ltd. and Autotek, Inc.

We consent to the inclusion in the foregoing form S-4/A, Amendment No. 4 (Registration No. 333-199840) of Alpine 4 Technologies Ltd. (the “Company”) of our report dated May 4, 2015, relating to our audit of the Balance Sheet of Alpine 4 Technologies Ltd. (the “Company”) as of December 31, 2014 and the related statement of operations, stockholders' deficit and cash flows for the period from inception (April 22, 2014) to December 31, 2014, and Autotek, Inc. (the “Company”) of our report dated September 17, 2015, relating to our audit of the Balance Sheet of Autotek Inc. (the “Company”) as of December 31, 2014 and the related statement of operations, stockholders' deficit and cash flows for the year ended December 31, 2014 and for the period from February 12, 2013 (inception) to December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ Anton and Chia, LLP
Newport Beach, California
November 3, 2015